Exhibit 2.3

FUNDING AGREEMENT

This Funding Agreement made as of [Closing Date], 2002.

BETWEEN:

COMPUTERSHARE TRUST COMPANY OF CANADA (“Computershare”), as trustee of PARAMOUNT ENERGY TRUST (“PET”) by its agent, Paramount Energy Operating Corp.

- and -

PARAMOUNT ENERGY OPERATING CORP. (“PEOC”), as trustee of PARAMOUNT OPERATING TRUST (“POT”)

- and -

PARAMOUNT RESOURCES LTD., a body corporate having offices in the City of Calgary, Alberta (“PRL”)

     WHEREAS, pursuant to that certain purchase and sale agreement made effective as of July 1, 2002 (the “Sale Agreement”), POT issued in favour of PRL a demand promissory note dated as of July 1, 2002 in the principal amount of Eighty-One Million Dollars ($81,000,000) (the “Initial POT Note”), a copy of which is attached as Schedule “A” hereto;

     AND WHEREAS, pursuant to that certain royalty agreement made effective as of July 1, 2002 (the “Royalty Agreement”) made between POT and PET, PET acquired from POT a 99% royalty interest (the “Royalty”) in POT’s net revenues, and is thereby indebted to POT in the principal amount of Sixty-Four Million One Hundred Fifty-Two Thousand Dollars ($64,152,000) (the “Royalty Debt”);

     AND WHEREAS PET desires to satisfy the Royalty Debt by (i) the issuance of an interest bearing demand promissory note dated as of [Closing Date], 2002 in the principal amount of Thirty Million Dollars ($30,000,000) (the “First PET Note”) in the form of the promissory note attached as Schedule “B” hereto; and (ii) the issuance of an interest bearing demand promissory note dated as of [Closing Date], 2002 in the principal amount of Thirty-Four Million One Hundred Fifty-Two Thousand Dollars ($34,152,000) (the “Second PET Note”) in the form of the promissory note attached as Schedule “C” hereto;

     AND WHEREAS the parties hereto have agreed that POT will effect partial payment of the Initial POT Note, to the extent of the Royalty Debt, by authorizing and directing PET herein to issue, and by PET so issuing, in favour of PRL the First PET Note and Second PET Note;

     AND WHEREAS, as security for the indebtedness owing by PET to PRL under the First PET Note, PET will grant a security interest to PRL in PET’s properties and assets, including a fixed charge on the Royalty, pursuant to a fixed and floating charge debenture and pledge thereof dated as of [Closing Date], 2002 (collectively, the “PET Security”) and POT will provide to PRL a guarantee and indemnity (the “POT Guarantee”) in respect of the indebtedness of PET to PRL under the First PET Note and as security therefor will grant a security interest to PRL in POT’s properties and assets, including a fixed charge on the assets acquired by POT under the Sale Agreement, pursuant to a fixed and floating charge debenture and pledge thereof dated as of [Closing Date], 2002 (collectively, the “POT Security”);

     AND WHEREAS PRL has agreed to cancel the Initial POT Note and POT has agreed to issue in favour of PRL a new demand promissory note dated as of [Closing Date], 2002 in the principal amount of Sixteen Million Eight Hundred Forty-Eight Thousand Dollars ($16,848,000), being evidence of that portion of the principal amount of the Initial POT Note remaining unsatisfied after the issuance of the First PET Note and the Second PET Note to PRL (the “Remaining Debt Note”) in the form of the promissory note attached as Schedule “D” hereto;

     AND WHEREAS PRL will be issued Six Million Six Hundred Thirty-Six Thousand Forty-Five (6,636,045) trust units of PET (the “First PET Units”), having a value of Thirty-Four Million One Hundred Fifty-Two Thousand Dollars ($34,152,000) in full repayment and satisfaction of all indebtedness under the Second PET Note;

     AND WHEREAS PRL desires to assign the Remaining Debt Note to PET in consideration of the issuance by PET to PRL of Three Million Two Hundred Seventy-Three Thousand Seven Hundred and Twenty-One (3,273,721) trust units of PRL (the “Second PET Units”);

     NOW THEREFORE this Funding Agreement witnesses that, in consideration of the mutual covenants and direction set forth herein, the parties hereto agree as follows:

1.	POT hereby authorizes and directs PET to issue in favour of PRL the First PET Note, the Second PET Note, and the PET Security.

2.	Pursuant to the authorization and direction of POT in Section 1 hereof, PET hereby delivers to PRL the First PET Note, the PET Security and the Second PET Note, the receipt of which is hereby acknowledged by PRL. POT hereby delivers to PRL the POT Guarantee and the POT Security, the receipt of which is hereby acknowledged by PRL. PRL hereby acknowledges satisfaction of the Initial POT Note to the extent of an amount equal to the Royalty Debt and POT hereby acknowledges satisfaction in full as of the date hereof of the Royalty Debt due to POT by PET.

3.	POT hereby delivers to PRL, and PRL hereby acknowledges the receipt from POT of, the Remaining Debt Note and PRL hereby delivers to POT for cancellation, and POT hereby acknowledges receipt from PRL of, the Initial POT Note.

4.	PET hereby issues and delivers to PRL, and PRL hereby acknowledges the receipt from PET of, the First PET Units, as fully paid and non-assessable, evidenced by certificate no. 2 and registered in the name of PRL, in full repayment and satisfaction of all indebtedness under the Second PET Note, and PRL hereby delivers to PET for cancellation, and PET hereby acknowledges receipt from PRL of, the Second PET Note.

5.	PRL acknowledges that, through the completion of the transactions in Sections 1, 2, 3 and 4 hereof, the Initial POT Note has been paid in full by the issuance and delivery of the First PET Note, the First PET Units, the POT Security, the POT Guarantee and the issuance of the Remaining Debt Note.

6.	(a)	PRL hereby irrevocably and unconditionally assigns, transfers, sets over and conveys to PET its entire right, title and interest in and to the Remaining Debt Note, free and clear of any encumbrance whatsoever, and all benefit and advantage to be derived therefrom and PET hereby accepts such assignment, transfer, setting over and conveyance and acknowledges receipt from PRL of the Remaining Debt Note.

	(b)	In consideration of the assignment referred to in subsection 6(a) hereof, PET hereby issues and delivers to PRL, and PRL hereby acknowledges the receipt from PET of, the Second PET Units, as fully paid and non-assessable, evidenced by certificate no. 3 and registered in the name of PRL.

	(c)	PRL hereby notifies POT of the assignment referred to in subsection 6(a) hereof and that all payments, notices and other communications in respect of the Remaining Debt Note from and after the date hereof should be made as follows:

Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust c/o Paramount Energy Operating Corp. #500, 630 – 4th Avenue S.W. Calgary, Alberta T2P 0J9

Attention: President Facsimile: (403) 267-6598

and POT hereby acknowledges having received notice of the said assignment.

7.	(a)	PEOC hereby represents, warrants and certifies that it is the duly appointed agent of Computershare (as trustee of PET) for purposes of the execution hereof by Computershare (as trustee of PET) pursuant to the delegation of authority under section 8.1 of the First Amended and Restated Trust Indenture between BMO Nesbitt Burns Inc., Computershare (as trustee of PET), and PEOC relating to PET, dated as of August 1, 2002 (as amended, restated or replaced from time to time, the “PET Indenture”).

	(b)	The parties hereto acknowledge that, with respect to PET, Computershare is entering into this Funding Agreement solely in its capacity as the trustee on behalf of PET, by its agent PEOC, and that PEOC is entering into this Funding Agreement, in respect of the obligations herein of PET, solely as the agent of Computershare, as trustee of PET, and the obligations of PET hereunder shall be binding upon Computershare, in its capacity as trustee only, such that any recourse against (i) PET, (ii) Computershare, (iii) Computershare in its capacity as the trustee of PET, and (iv) PEOC as agent of Computershare as trustee of PET, (collectively the parties, in their capacities as set forth in (i) to (iv) above, called the “PET Parties”) in their respective capacities as such, in any manner in respect only of any indebtedness, obligation or liability of any PET Party, in their respective capacities as such, arising hereunder or arising in connection herewith or from the matters to which this Funding Agreement relates, if any, including without limitation claims based in contract or on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the “Trust Fund” as defined in the PET Indenture. No unitholder of PET, in his, her or its capacity as such, shall have any indebtedness, liability or obligation of any kind whatever hereunder or arising in connection herewith or from the matters to which this Funding Agreement relates, including without limitation claims based in contract or on negligence, tortious behaviour or otherwise.

(c)	The parties hereto further acknowledge that, with respect to POT, PEOC is entering into this Funding Agreement in respect of the obligations hereunder of POT, solely in its capacity as trustee on behalf of POT, and that, with the exception of the POT Guarantee and the POT Security, the obligations of POT hereunder shall be binding upon PEOC in its capacity as trustee only, such that any recourse against POT, PEOC, or PEOC in its capacity as trustee of POT, in their respective capacities as such, in any manner in respect of any indebtedness, obligation or liability of PEOC, POT, or PEOC in its capacity as trustee of POT, in their respective capacities as such, arising hereunder or arising in connection herewith or from the matters to which this Funding Agreement relates, if any, including without limitation claims based in contract or on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the “Trust Properties” as defined in the First Amended and Restated Trust Indenture between CIBC World Markets, Inc. and PEOC made effective as of August 1, 2002, as amended, restated or replaced from time to time, relating to POT. PEOC, in executing this Funding Agreement in its capacity as trustee of POT, acknowledges that the obligations of POT under the POT Guarantee and POT Security shall be binding personally upon it with full recourse not only to the Trust Properties but as well to any and all properties, assets and rights of PEOC in its own right.

8.	This Funding Agreement states the entire agreement between the parties hereto with respect to the subject matter hereof.

9.	This Funding Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective trustees, receivers, receiver-managers, successors and permitted assigns.

10.	Without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to carry out their respective obligations under this Funding Agreement.

11.	This Funding Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each party hereto accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

12.	This Funding Agreement may be executed in one or more counterparts and all executed counterparts together shall constitute one agreement.

     IN WITNESS WHEREOF the parties hereto have executed and delivered this Funding Agreement effective as of the date first written above.

COMPUTERSHARE TRUST COMPANY of CANADA, as Trustee of PARAMOUNT ENERGY TRUST, by its agent, Paramount Energy Operating Corp.	PARAMOUNT ENERGY OPERATING CORP., as Trustee of PARAMOUNT OPERATING TRUST

Per:	Per:

Per:	Per:

PARAMOUNT RESOURCES LTD.

Per:

Per:

SCHEDULE “A”

Demand Promissory Note dated as of July 1, 2002
Issued by Paramount Energy Operating Corp., as
Trustee of Paramount Operating Trust, in favour of
Paramount Resources Ltd. in the
Principal Amount of Eighty-One Million Dollars ($81,000,000)

Amount:	$81,000,000.00

Due:	On Demand

Re:	Purchase and Sale Agreement made effective as of July 1, 2002 between Paramount Resources Ltd., as vendor, and Paramount Energy Operating Corp., as trustee for and on behalf of Paramount Operating Trust, as purchaser regarding Initial Assets (as therein defined).

PROMISSORY NOTE

     FOR VALUE RECEIVED, PARAMOUNT ENERGY OPERATING CORP., as trustee for and on behalf of PARAMOUNT OPERATING TRUST, unconditionally and irrevocably promises to pay to or to the order of PARAMOUNT RESOURCES LTD., ON DEMAND the principal sum of Eighty-One Million Dollars ($81,000,000.00).

     The undersigned hereby waives presentment for payment, dishonour, notice of protest and notice of non-payment of this Promissory Note.

     Recourse under this promissory note against Paramount Energy Operating Corp. shall be limited to and satisfied only out of the Trust Properties (as defined in the First Amended and Restated Trust Indenture made effective as of August 1, 2002 relating to Paramount Operating Trust).

     Dated at the City of Calgary, in the Province of Alberta, as of the 1st day of July, 2002.

PARAMOUNT ENERGY OPERATING CORP., as trustee for and on behalf of PARAMOUNT OPERATING TRUST

Per:

Per:

SCHEDULE “B”

Interest Bearing Demand Promissory Note dated as of    •   , 2002
Issued by Computershare Trust Company of Canada,
as Trustee of Paramount Energy Trust, in favour of
Paramount Resources Ltd. in the
Principal Amount of Thirty Million Dollars ($30,000,000)

Amount:	$30,000,000.00

Due:	On Demand

Re:	Funding Agreement dated as of • , 2002 among Paramount Resources Ltd., Paramount Energy Operating Corp., as trustee for and on behalf of Paramount Operating Trust, and Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust (by its agent Paramount Energy Operating Corp.)

PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned unconditionally and irrevocably promises to pay to or to the order of PARAMOUNT RESOURCES LTD., (in this Promissory Note together with any person to whom it assigns this Promissory Note called the “Holder”) at the principal offices of the Holder in Calgary, Alberta, ON DEMAND the principal sum of Thirty Million Dollars ($30,000,000.00), and to pay interest on the principal sum from the date hereof, at a rate per 365-day period equal to the Prime Rate from time to time plus 1.875%, until the said principal sum and interest thereon is paid in full. A change in the Prime Rate will simultaneously cause a corresponding change in the interest payable hereunder. All interest payable by the undersigned hereunder shall accrue from day to day, shall be payable after as well as before maturity, demand, default and judgment and if not demanded earlier shall be payable on the last day of each month. The principal sum and interest shall be payable at the offices of the Holder in Calgary, Alberta, or at such other place in Canada or to such other bank or to such bank account as the Holder shall designate to the undersigned in writing.

     The principal of deemed reinvestment of interest shall not apply to any interest calculation in respect of this Promissory Note and the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. If any amount due hereunder (including, without limitation, any interest payment) is not paid when due, the undersigned shall pay interest on such unpaid amount (including, without limitation, interest on interest), from the date that such amount is due until the date that such amount is paid in full at the same rate as aforesaid and such interest shall accrue daily, be calculated and compounded on the last day of each calendar month and shall be payable on demand, as well after as before maturity, demand, default and judgment. “Prime Rate” herein means the annual rate of interest announced from time to time by Bank of Montreal as its reference rate then in effect for determining interest rates on Canadian dollar denominated commercial loans made by it in Canada.

     This Promissory Note may be endorsed and transferred by the Holder. All references to currency herein shall be to lawful money of Canada. This Promissory Note shall be deemed to have been made and shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as an Alberta contract.

     Recourse under this Promissory Note against Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust, shall be limited to and satisfied only out of the “Trust Fund” (as defined in the First Amended and Restated Trust Indenture made effective as of August 1, 2002 relating to Paramount Energy Trust).

     In the event that any day on or before which any action is required to be taken hereunder is not a business day in Calgary, Alberta, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day in Calgary, Alberta.

     The undersigned hereby waives presentment for payment, dishonour, notice of protest and notice of non-payment of this Promissory Note.

     Dated at the City of Calgary, in the Province of Alberta, as of the   •   day of    •   , 2002.

COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee for and on behalf of PARAMOUNT ENERGY TRUST

Per:

Per:

SCHEDULE “C”

Interest Bearing Demand Promissory Note dated as of    •   , 2002
Issued by Computershare Trust Company of Canada,
as Trustee of Paramount Energy Trust, in favour of
Paramount Resources Ltd. in the Principal Amount of
Thirty-Four Million One Hundred Fifty-Two Thousand Dollars ($34,152,000)

Amount:	$34,152,000.00

Due:	On Demand

Re:	Funding Agreement dated as of • , 2002 among Paramount Resources Ltd., Paramount Energy Operating Corp., as trustee for and on behalf of Paramount Operating Trust, and Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust (by its agent Paramount Energy Operating Corp.)

PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned unconditionally and irrevocably promises to pay to or to the order of PARAMOUNT RESOURCES LTD., ON DEMAND the principal sum of Thirty-Four Million One Hundred Fifty-Two Thousand Dollars ($34,152,000.00), and to pay interest on the principal sum from the date hereof, at a rate per 365-day period equal to the Prime Rate from time to time plus 1.875%, until the said principal sum and interest thereon is paid in full at Calgary, Alberta. A change in the Prime Rate will simultaneously cause a corresponding change in the interest payable hereunder. All interest payable by the undersigned hereunder shall accrue from day to day, shall be payable as well after as before maturity, demand, default and judgement and, if not demanded earlier shall be payable on the last day of each month. “Prime Rate” herein means the annual rate of interest announced from time to time by Bank of Montreal as its reference rate then in effect for determining interest rates on Canadian dollar denominated commercial loans made by it in Canada.

     Recourse under this Promissory Note against Computershare Trust Company of Canada shall be limited to and satisfied only out of the “Trust Fund” (as defined in the First Amended and Restated Trust Indenture made effective as of August 1, 2002 relating to Paramount Energy Trust).

     The undersigned hereby waives presentment for payment, dishonour, notice of protest and notice of non-payment of this Promissory Note.

     Dated at the City of Calgary, in the Province of Alberta, as of the   •   day of      •     , 2002.

COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee for and on behalf of PARAMOUNT ENERGY TRUST, by its agent PARAMOUNT ENERGY OPERATING CORP.

Per:

Per:

SCHEDULE “D”

Interest Bearing Demand Promissory Note dated as of    •   , 2002
Issued by Paramount Energy Operating Corp.,
as Trustee of Paramount Operating Trust, in favour of
Paramount Resources Ltd. in the Principal Amount of
Sixteen Million Eight Hundred Forty-Eight Thousand Dollars ($16,848,000)

Amount:	$16,848,000.00

Due:	On Demand

Re:	Funding Agreement dated as of • , 2002 among Paramount Resources Ltd., Paramount Energy Operating Corp., as trustee for and on behalf of Paramount Operating Trust, and Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust (by its agent Paramount Energy Operating Corp.)

PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned unconditionally and irrevocably promises to pay to or to the order of PARAMOUNT RESOURCES LTD., (in this Promissory Note together with any person to whom it assigns this Promissory Note called the “Holder”) at the principal offices of the Holder in Calgary, Alberta, ON DEMAND the principal sum of Sixteen Million Eight Hundred Forty-Eight Thousand Dollars ($16,848,000.00), and to pay interest on the principal sum from the date hereof, at a rate per 365-day period equal to the Prime Rate from time to time plus 1.875%, until the said principal sum and interest thereon is paid in full. A change in the Prime Rate will simultaneously cause a corresponding change in the interest payable hereunder. All interest payable by the undersigned hereunder shall accrue from day to day, shall be payable after as well as before maturity, demand, default and judgment and if not demanded earlier shall be payable on the last day of each month. The principal sum and interest shall be payable at the offices of the Holder in Calgary, Alberta, or at such other place in Canada or to such bank account as the Holder shall designate to the undersigned in writing.

     The principal of deemed reinvestment of interest shall not apply to any interest calculation in respect of this Promissory Note and the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. If any amount due hereunder (including, without limitation, any interest payment) is not paid when due, the undersigned shall pay interest on such unpaid amount (including, without limitation, interest on interest), from the date that such amount is due until the date that such amount is paid in full at the same rate as aforesaid and such interest shall accrue daily, be calculated and compounded on the last day of each calendar month and shall be payable on demand, as well after as before maturity, demand, default and judgment. “Prime Rate” herein means the annual rate of interest announced from time to time by Bank of Montreal as its reference rate then in effect for determining interest rates on Canadian dollar denominated commercial loans made by it in Canada.

     All references to currency herein shall be to lawful money of Canada. This Promissory Note shall be deemed to have been made and shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as an Alberta contract.

     Recourse under this Promissory Note against Paramount Energy Operating Corp., as trustee for and on behalf of Paramount Operating Trust, shall be limited to and satisfied only out of the “Trust Properties” (as defined in the First Amended and Restated Trust Indenture made effective as of August 1, 2002 relating to Paramount Operating Trust).

     In the event that any day on or before which any action is required to be taken hereunder is not a business day in Calgary, Alberta, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day in Calgary, Alberta.

     The undersigned hereby waives presentment for payment, dishonour, notice of protest and notice of non-payment of this Promissory Note.

     This Promissory Note is non-negotiable except in favour of Computershare Trust Company of Canada, as trustee for and on behalf of Paramount Energy Trust, or its lenders.

     Dated at the City of Calgary, in the Province of Alberta, as of the   •   day of      •     , 2002.

PARAMOUNT ENERGY OPERATING CORP., as trustee for and on behalf of PARAMOUNT OPERATING TRUST

Per:

Per: